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                                                                     Exhibit 4.7


                          ELEVENTH AMENDMENT AGREEMENT

         THIS ELEVENTH AMENDMENT AGREEMENT (the "Agreement") is entered as of August 6, 2001 between SHARED TECHNOLOGIES CELLULAR, INC., a Delaware corporation, with its principal place of business at 100 Great Meadow Road, Suite 104, Wethersfield, Connecticut 06109 (the "Borrower") and MOBILE INVESTMENTS LLC, a Connecticut limited liability company with an address at c/o Oakes, Fitzwilliams & Co., Inc., c/o Speer & Fulvio, 60 East 42nd Street, New York, New York 10165 ("Mobile" or "Lender").

                                    RECITALS:

         On July 7, 1999, State Street Bank and Trust Company ("State Street") and the Borrower entered into a Loan Agreement, as amended by that certain First Amendment Agreement dated as of December 3, 1999, that certain Second Amendment Agreement dated as of May 1, 2000, that certain Third Amendment Agreement dated August 8, 2000, and that certain Fourth Amendment Agreement dated March 1, 2001 (referred to herein collectively as the "Credit Agreement"). State Street assigned its interest in the Credit Agreement, the loans made thereunder, and the documents executed in connection therewith to Citizens Bank of Massachusetts ("Citizens"), pursuant to which Citizens extended to the Borrower a Revolving Credit Facility.

         The Borrower executed and delivered to State Street on July 7, 1999 a Secured Revolving Credit Promissory Note in the original principal amount of Ten Million Dollars ($10,000,000.00), which was amended and restated by that certain Amended and Restated Secured Revolving Credit Promissory Note in the original principal amount of Five Million Dollars ($5,000,000.00) dated May 1, 2000 delivered to Citizens and that certain Amended and Restated Secured Revolving Credit Promissory Note in the original principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00) dated August 8, 2000 delivered to Citizens (collectively the "Original Note").

         Pursuant to a Nonrecourse Assignment and Acceptance Agreement dated as of March 1, 2001, Citizens assigned its interest in said Loan to Anthony Autorino. Anthony Autorino assigned the Loan to Mobile pursuant to a certain Nonrecourse Assignment and Acceptance Agreement dated March 14, 2001.

         Pursuant to said Fourth Amendment Agreement, Citizens agreed to hold all collateral securing the obligations of the Borrower under the Credit Agreement and the Retained Letter of Credit as agent for itself and Mobile, (the "Collateral Agent") pursuant to the terms thereof. As of March 29, 2001 Citizens has resigned as Collateral Agent and has assigned all of its interests in the Credit Agreement and the collateral pledged thereby to Mobile. On March 30, 2001, Mobile and the Borrower entered into a Fifth Amendment Agreement under which Citizens resigned as Agent, and the parties further amended the Credit Agreement on April 20, 2001 pursuant to a Sixth Amendment Agreement, on May 2, 2001 pursuant to a Seventh Amendment Agreement, on June 15, 2001 pursuant to an Eighth Amendment Agreement, on July 12, 2001 pursuant to a Ninth Amendment Agreement, and on July 30, 2001 pursuant to a Tenth Amendment Agreement.


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         The parties have agreed to further amend the Credit Agreement upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the provisions herein contained, Borrower and the Lender, each intending to be legally bound hereby, agree as follows:

SECTION I.    AMENDMENTS TO CREDIT AGREEMENT.

         The Credit Agreement is amended hereby as follows:

         1. Notwithstanding the terms of the Fourth Amendment Agreement, Mobile shall make an Advance of $145,000 to Borrower on the date hereof in immediately available funds;

         2.   The following new definitions are added to the Credit Agreement:

                  "Eleventh Amendment Agreement" shall mean that certain Eleventh Amendment Agreement entered into between the Borrower and the Lender dated as of August 6, 2001."

         3. The Note is amended pursuant to an Amendment to Note of even date herewith which increases the principal amount thereof to $4,423,006.96.

SECTION II.   RECONFIRMATION OF COVENANTS, REPRESENTATIVES AND WARRANTIES.

         1. The Borrower further reaffirms all of its obligations, as amended hereby, under the Credit Agreement, and under the Security Documents.

         2. Borrower represents and agrees that, there is currently outstanding the principal amount of $4,423,006.96 under the Credit Agreement and Original Note after taking into account the advance made hereby, together with accrued interest of $149,887.58 thereon through August 6, 2001 ($1,901.33 per diem) all of which are due and owing without setoff, defense, or counterclaim, and Borrower hereby waives any such setoff, defense or counterclaim it may have against Mobile.

SECTION III.  RESERVATION OF RIGHTS.

         Mobile and the Borrower agree that:

              i) This Agreement evidences solely the amendment of the terms and provisions of the Borrower's obligations under the Credit Agreement and the Original Note, and is not a novation or discharge thereof; and

              ii) Except for this Amendment, and the other documents executed in connection herewith, there are no other understandings, express or implied between Mobile and the Borrower regarding the Credit Agreement and the Original Note.


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SECTION IV.   EFFECT OF AMENDMENT.

         1. Except as amended hereby, the Credit Agreement and the Original Note and all other documents entered into in connection therewith shall:

              a) remain in full force and effect in accordance with their original terms and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Credit Agreement and the Original Note or in any other document, agreement or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's liabilities to Mobile or any of Mobile's rights with respect to such liabilities; and

              b)   be in all respects ratified and affirmed.

         2. The Borrower acknowledges that all of the liabilities and obligations of the Borrower to Mobile now existing and hereafter incurred are secured by the security described in the Security Documents defined in the Credit Agreement; the Borrower further acknowledges that Mobile is relying upon the security described above, both as entered into on July 9, 1999 and as entered into from time to time thereafter, as security for the financing represented by the Liabilities and as security for all other obligations of the Borrower to Mobile.

SECTION V.    WAIVER.

         Mobile hereby waives all existing Events of Default under the Credit Agreement, with the express stipulation that this Waiver shall not operate as a waiver of any other failure by the Borrower to meet other covenants of which Mobile does not have notice as of the date hereof, or waiver of the failure of the Borrower to meet the same covenants on a future occasion.

         Such Waiver shall not be construed as a course of action which would constitute a waiver of any other default under the Credit Agreement or under any other document executed in connection therewith or pursuant thereto. No delay in taking any action with respect to any such default, or any other course of action by Mobile shall affect Mobile's rights to later take any such action with respect to any such default.

SECTION VI.   GENERAL.

         1. Construction. Except as amended hereby, incorporated herein by reference are the representations, warranties, agreements, affirmative and negative covenants, definitions, terms and conditions all as set forth in the Credit Agreement and the Original Note and all documents executed in connection therewith or pursuant thereto. This Agreement, the Credit Agreement, the Original Note, the Amendment to Note and the other Loan Documents shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Agreement shall supersede and control the terms, provisions and conditions of the Credit Agreement and the Original Note.

         2. Governing Law. This Agreement, the Original Note and the Credit Agreement and all Security Documents thereunder, and the rights and obligations of the parties hereunder,


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shall in all respects be governed by, and interpreted and determined in accordance with, the laws of the State of Connecticut (excluding the laws applicable to conflicts or choice of law).

SECTION VII.  SECURITY DOCUMENTS.

         The Borrower and The Cellular Hotline, Inc., each with respect to itself, by its signature hereto, agree that:

              a) the Security Documents (defined in the Credit Agreement) are amended to reflect that the obligations and liabilities secured thereby are deemed amended pursuant to this Agreement and the Amendment to Note, as incorporated therein by reference; and

              b) except as specifically amended hereby and by all other documents executed in connection herewith, the Security Documents shall remain in full force and effect, in accordance with their original terms as previously amended, and nothing herein shall be deemed to modify, abrogate, waive or extend any other provision in the Security Documents, except as previously amended, or in any other document, agreement, or instrument executed in connection therewith or pursuant thereto prior to the execution of this Agreement, including without limitation any of the Borrower's or The Cellular Hotline, Inc.'s liabilities to the Lender or any of the Lender's rights with respect to such liabilities; and

              c) the Security Documents, as amended hereby and by such other documents executed in connection herewith, shall continue to secure the Borrower's obligations under the Credit Agreement, the Original Note as amended, and all other obligations of the Borrower and of The Cellular Hotline, Inc. to the Lender, whether now existing or hereafter arising.

SECTION VIII. WAIVER OF TRIAL BY JURY.

         BORROWER, THE CELLULAR HOTLINE, INC., AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREIN, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AGREEMENT AND TO AMEND THE REVOLVING CREDIT FACILITY.


             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]


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         IN WITNESS WHEREOF, the Lender and the Borrower have caused their duly authorized officers to execute this Agreement as of the day and year first above written as an instrument under seal.


WITNESS:                                    SHARED TECHNOLOGIES CELLULAR, INC.


________________________________            By: ________________________________
                                                Name:
                                                Title:


                                            MOBILE INVESTMENTS LLC

                                            By: Oakes, Fitzwilliams & Co., Inc.
                                                Its Manager


________________________________            By: ________________________________
                                                Herbert L. Oakes, Jr.
                                                Its President


                            CONSENT AND CONFIRMATION

         The undersigned consents to the amendment of the Credit Agreement pursuant to the Eleventh Amendment Agreement, and of all underlying documents referred to therein and all documents entered into pursuant thereto or in connection therewith.

         The undersigned confirms its obligations under that certain Guaranty dated as of July 7, 1999 (the "Guaranty"), executed by the undersigned, of all Liabilities (as defined in the Guaranty), as amended hereby, of the Borrower to the Lender, and confirms its obligations under all documents securing the Guaranty, and acknowledges that the indebtedness evidenced by the Original Note, as amended by certain Amendments to Note dated May 2, 2001, June 15, 2001, July 12, 2001, July 30, 2001 and the date hereof constitutes a "Liability" under the Guaranty.

         IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this Consent and Confirmation as an instrument under Seal.


WITNESS:                                    THE CELLULAR HOTLINE, INC.


________________________________            By: ________________________________
                                                Name:
                                                Its:


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                  [NOTARIZATIONS FOR SIGNATURES ON PRIOR PAGE]


STATE OF CONNECTICUT    )
                        )  ss.
COUNTY OF HARTFORD      )


         In Wethersfield on the day of August, 2001, before me personally appeared the above-named , of SHARED TECHNOLOGIES CELLULAR, INC. to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.



                                            ____________________________________
                                            Notary Public
                                            My Commission Expires:



STATE OF CONNECTICUT    )
                        )  ss.
COUNTY OF HARTFORD      )


         In Wethersfield on the _____ day of August, 2001, before me personally appeared the above-named ______________________, ______________________ of THE
CELLULAR HOTLINE, INC. to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said corporation.



                                            ____________________________________
                                            Notary Public
                                            My Commission Expires:


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STATE OF                )
                        )  ss.
COUNTY OF               )

         In _____________________ on the _____ day of August, 2001, before me personally appeared the above-named Herbert L. Oakes, Jr., the President of Oakes, Fitzwilliams & Co., Inc., Manager of Mobile Investments LLC to me known and known by me to be the party executing the foregoing instrument on behalf of said Lender and acknowledged said instrument so executed to be his free act and deed in said capacity and the free act and deed of said Lender.



                                            ____________________________________
                                            Notary Public
                                            My Commission Expires:




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